UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2008
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2008, the Board of Directors of McKesson Corporation (the “Company”), upon the recommendation of the Committee on Directors and Corporate Governance, elected Andy D. Bryant as a new director, effective immediately. The size of the Board of Directors was increased to nine in connection with Mr. Bryant’s election.
Mr. Bryant is employed as Executive Vice President and Chief Administrative Officer of Intel Corporation. Since joining the company in 1981, Mr. Bryant has held a number of senior management positions at Intel Corporation, including Executive Vice President and Chief Financial and Enterprise Services Officer from 2001 to October 2007, and Senior Vice President and Chief Financial and Enterprise Services Officer from 1999 to 2001. Prior to that, Mr. Bryant was Senior Vice President and Chief Financial Officer in 1999, and Vice President and Chief Financial Officer from 1994 to 1999. Mr. Bryant currently serves on the board of directors of Columbia Sportswear Company and Kryptiq Corporation.
The committees of the Board to which Mr. Bryant will be named have not been determined at this time. There was no arrangement or understanding between Mr. Bryant and any other persons pursuant to which Mr. Bryant was selected as a director, and there are no related person transactions between Mr. Bryant and the Company. Contemporaneously with his election, Mr. Bryant executed the Company’s standard form of Indemnification Agreement, which provides for indemnification of the indemnitee to the fullest extent permitted by Delaware law.
Mr. Bryant will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation program can be found under the caption “Director Compensation” in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on June 13, 2007. Mr. Bryant’s compensation as a non-employee director will be prorated to reflect the remainder of the Company’s annual non-employee director compensation program. Accordingly, subject to the terms and conditions of the Company’s 2005 Stock Plan, on January 23, 2008 Mr. Bryant was granted 1,184 restricted stock units, which represent one-half of the value of the current annual equity award provided to non-employee directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  January 29, 2008

McKesson Corporation
By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel & Secretary